UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements

On February 25, 2009, the Company and Christopher Gardner, the Company’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the “Gardner Agreement”) that amends and restates the employment agreement between the Company and Mr. Gardner dated as of July 27, 2007. A copy of the Gardner Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The Gardner Agreement amends Mr. Gardner existing employment agreement to provide: (a) Mr. Gardner will have an obligation to disgorge to the Company certain bonus payments and profits if the Company is required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material noncompliance with any financial reporting requirement under the federal securities laws, and the Company’s Board of Directors determines that misconduct by Mr. Gardner has occurred and caused such restatement; (b) the timing of any payments due to Mr. Gardner under the Gardner Agreement may be revised as necessary to prevent the imposition of any additional tax on Mr. Gardner under Section 409A of the Internal Revenue Code; and (c) the amount of the payments due to Mr. Gardner as severance under the Agreement may be revised as necessary to minimize the impact, if any, on Mr. Gardner of Sections 280G and 4999 of the Internal Revenue Code.  Mr. Gardner also agreed, separate from the Gardner Agreement, to a temporary 20% reduction in his base salary.

On February 20, 2009, the Company and Richard Yonker, the Company’s Chief Financial Officer, entered into an Employment Agreement (the “Yonker Agreement”) that amends and restates the employment agreement between the Company and Mr. Yonker dated as of June 26, 2007. A copy of the Yonker Agreement is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The Yonker Agreement amends Mr. Yonker’s existing employment agreement to provide: (a) if Mr. Yonker’s employment is terminated by the Company under certain specified conditions or if Mr. Yonker terminates his employment under certain specified conditions, he will be provided with certain specified severance benefits, including one year of additional salary, one year of additional bonus payments and acceleration of a portion of his unvested equity awards; (b) Mr. Yonker will have an obligation to disgorge to the Company certain bonus payments and profits if the Company is required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material noncompliance with any financial reporting requirement under the federal securities laws, and the Company’s Board of Directors determines that misconduct by Mr. Yonker has occurred and caused such restatement; (c) the timing of any payments due to Mr. Yonker under the Yonker Agreement may be revised as necessary to prevent the imposition of any additional tax on Mr. Yonker under Section 409A of the Internal Revenue Code; (d) the amount of the payments due to Mr. Yonker as severance under the Agreement may be revised as necessary to minimize the impact, if any, on Mr. Yonker of Sections 280G and 4999 of the Internal Revenue Code; and (e) the term of the Yonker Agreement was extended for two years with a provision for automatic two-year renewals thereafter if not terminated in advance of each two year termination date.  Mr. Yonker also agreed, separate from the Yonker Agreement, to a temporary 10% reduction in his base salary.

On February 25, 2009, the Company and Michael Green, the Company’s Vice President, General Counsel and Secretary, entered into a Change of Control Agreement (the “Green Agreement”), which supercedes the Employment Agreement dated January 2, 2007 between the Company and Mr. Green. A copy of the Green Agreement is attached to this Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The Green Agreement provides Mr. Green with certain specified severance benefits, including six months of salary plus 1 week of salary for each 12 month period he was employed by the Company prior to the termination, any earned bonus and acceleration of a portion of his unvested equity awards.  In addition, the Green Agreements provides that the timing of any payments due to Mr. Green under the Green Agreement may be revised as necessary to prevent the imposition of any additional tax on Mr. Green under Section 409A of the Internal Revenue Code.  Mr. Green also agreed, separate from the Green Agreement, to a temporary 10% reduction in his base salary.

Item 9.01                                            Financial Statements and Exhibits

(d)                                                                              Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated February 25, 2009, between the Company and Christopher Gardner

10.2	Employment Agreement, dated February 20, 2009, between the Company and Richard Yonker

10.3	Change in Control Agreement, dated February 25, 2009, between the Company and Michael Green

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2009

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ MICHAEL GREEN
Michael Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated February 25, 2009, between the Company and Christopher Gardner

10.2	Employment Agreement, dated February 20, 2009, between the Company and Richard Yonker

10.3	Change in Control Agreement, dated February 25, 2009, between the Company and Michael Green